Exhibit 23(c)


                  CONSENT OF INDEPENDENT ACCOUNTANTS

As independent public accountants, we hereby consent to the inclusion in this Registration Statement on Form S-4 of BellSouth Corporation of our report dated February 14, 1997 related to the consolidated financial statements of Wireless Cable of Atlanta, Inc. and Subsidiary as of December 31, 1996 and for the year then ended and to all references to our Firm included in this Form S-4.


Atlanta, Georgia                    Arthur Andersen LLP
April 21, 1997